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                                                                    EXHIBIT 99.1



FOR RELEASE AT 5:00 P.M.                    For further information
TUESDAY, NOVEMBER 28, 2000                  Media Contact:    Jay Fredericksen
                                                              904-357-9106
                                            Investor Contact: Parag Bhansali
                                                              904-357-9155

                RAYONIER TO FOCUS STRATEGY ON TWO CORE BUSINESSES


         JACKSONVILLE, FL, November 28, 2000 -- Rayonier (NYSE:RYN) said today that it has decided to concentrate its strategic focus and resources on two core businesses - Performance Fibers (formerly the specialty pulp segment) and Timberland Management in order to provide a platform for growth and enhanced financial performance. The two businesses this year are expected to account for two-thirds of the company's revenue, but 120 percent of operating income.
         The company said it is re-evaluating its non-core businesses. As a result, it has retained an investment banking firm to explore strategic alternatives for its New Zealand medium-density fiberboard plant, including a possible sale, and is nearing completion of an agreement to sell its 25 percent joint venture interest in 41,000 acres of timberland in New Zealand.
         Rayonier also said it has completed its studies on the formation of a timberland REIT. The company said it had thoroughly evaluated a number of options and concluded that growth and further debt reduction can be best accomplished without a REIT equity offering and that it can better serve shareholders by focusing on its two core businesses. "We determined that the economic penalties associated with establishing and maintaining a REIT were too great, and that our current structure provides significant tax, legal, structural and economic synergies," said Lee Nutter, Chairman, President and CEO.
         "With the REIT decision behind us and by narrowing our management and financial focus to two business segments, we are better positioned to grow, enter new markets, and increase earnings from what they otherwise would have been," Nutter said. "In today's dynamic world, it is critical that we


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concentrate our resources on those business segments in which we have a leadership position. This will not only improve our long-term cash flow, but provides additional avenues of growth through internal development and acquisitions in higher value sectors."
         Nutter said the company would use its strong cash flow to continue to reduce debt incurred from its $710 million timberland purchase in the Southeast U.S. in October 1999. He said the company would repurchase shares on an opportunistic basis and consider increases in its dividend when appropriate. From year-end 1999 through September, 2000, debt was reduced $127 million from $1,136 million to $1,009 million and debt to capital declined from 63.5 percent to 60.0 percent.
         Nutter said the company remains committed to having the full value of its timber assets recognized in its stock price and to returning that value to shareholders. "Our objective is to increase the earnings and cash flow of our Timberland Management business," Nutter said. As part of that plan, he said the company routinely will sell each year a small percentage of its land base, much of which is carried on the books for far less than its market value, so that the appreciated value is captured on a more regular basis. He said timberlands would be replaced opportunistically when they can be acquired at a discount to long-term market trends.
         Nutter said that the Timberlands Management segment has always been a steady financial performer and consistently produces a very strong cash flow. "The location of our timberlands in key demand areas and our long-standing auction process ensure that we obtain maximum value for our timber. With the purchase of almost one million acres of timberlands in the Southeast U.S. last year, we nearly doubled the size of our U.S. holdings and significantly increased our cash flow. We will generate additional cash through the sale of properties that have a higher value for recreation or development, or that are not strategically located."
         Rayonier's Performance Fibers group is the world's premier producer of specialty cellulose for use in high value acetate, ethers, and viscose markets. More recently it has been concentrating its research efforts on developing innovative, higher value-added products for new and growing markets. Earlier


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this month, Rayonier announced it is constructing a 12,000 ton per year state-of-the-art production facility, to be completed next year, for its new NovaThin(TM) line of engineered absorbent products.
         "We are very optimistic about the growth prospects and earnings potential of our Performance Fibers business," Nutter said. "As the world's leading producer of specialty cellulose fibers, we are leveraging our expertise in cellulose chemistry research to develop innovative products for new markets as a way to add further value to this business. We are also reaping the benefits of our intensive cost reduction program and significant investments in information technology."
         Consistent with the company's decision to focus on its core businesses, it has decided to seek a buyer or joint venture partner for its medium-density fiberboard plant in New Zealand. "We believe there are other companies that are more committed to development of panel products and that are better positioned to utilize this world-class facility," Nutter said. The plant, built in 1996, is operating above its design capacity and produces premium thin board for use in high-quality furniture, cabinetry and wall paneling.
         Also, Rayonier said it is finalizing an agreement to sell its 25 percent joint venture interest in 41,000 acres of New Zealand timberland to its partner, UBS Timber Investors. The timing of the closing is somewhat uncertain as the sale must be approved by the New Zealand government, however, approval is expected late this year or early in the first quarter 2001. Rayonier said the parcels were not strategic to its 221,000 acres of timberlands elsewhere in New Zealand.
         "The decision to focus our management and capital resources on two core businesses is a significant step in our corporate repositioning strategy," Nutter said. "These two businesses, and our leadership position in them, give us great balance and provide the greatest opportunity for earnings growth and increased shareholder value."
         Rayonier is the world's premier producer of high performance specialty cellulose and has 2.4 million acres of timber in the U.S. and New Zealand.
About half of Rayonier's sales are to international customers in 60 countries.




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         A CONFERENCE CALL WILL BE HELD ON WEDNESDAY, NOVEMBER 29, AT 4:30 P.M.
EST TO DISCUSS THIS RELEASE. INTERESTED PARTIES ARE INVITED TO LISTEN IN TO THIS CONFERENCE CALL BY DIALING 719-457-2633. IT IS SUGGESTED YOU CALL 10-15 MINUTES PRIOR TO THE START OF THE TELECONFERENCE. THERE WILL ALSO BE A LIVE WEBCAST OF THIS CALL. TO LISTEN IN VIA THE WEBCAST, PLEASE LOG ONTO OUR WEBSITE AT www.rayonier.com AND FOLLOW THE LINK. SUPPLEMENTAL MATERIALS WILL BE AVAILABLE ON THE WEBSITE. A REPLAY WILL ALSO BE AVAILABLE ON THE SITE SHORTLY AFTER THE CALL.
         Statements about future operating and financial performance and strategies, including comments regarding expected earnings, asset sales and acquisitions, debt reduction, share repurchases and dividend increases, are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Changes in global market trends and fluctuations in demand for our products, along with other factors previously disclosed in the company's Form 10-K and other filings with the Securities and Exchange Commission, could cause actual results to differ materially from those expressed in these forward-looking statements.
         For further information, visit the company's website at www.rayonier.com. Complimentary copies of Rayonier press releases and other financial documents are available by mail or fax by calling 1-800-RYN-7611.

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RYN Release 11-28-00 jaf